Exhibit 99.1

ALUMA ENTERPRISES INC.

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2003

ALUMA ENTERPRISES INC.
(Incorporated under the laws of Ontario)
CONSOLIDATED BALANCE SHEETS (Unaudited)
(thousands of dollars)
	December 31, 2003	December 31, 2002
ASSETS
Current
Cash	$2,920	$2,973
Restricted cash	-	900
Trade and other accounts receivable	35,926	32,583
Inventory	1,983	3,036
Prepaid expenses and deposits	999	1,692
Assets held for sale (note 8c)	-	2,887
	41,828	44,071
Rental equipment (note 5)	123,009	130,854
Assets held for sale (note 8d)	-	850
Property and equipment (note 6)	5,947	6,443
Other assets (note 7)	5,909	3,439
	$176,693	$185,657
LIABILITIES AND SHAREHOLDER'S EQUITY
Current
Bank indebtedness (note 3)	$2,722	$22,100
Trade accounts payable and accrued liabilities	22,600	17,769
Business restructuring provisions (note 8)	629	9,487
Due to related parties (note 9)	3,316	3,589
Current portion of term and restructured debt (note 2 & 4)	11,285	10,340
Current portion of notes payable to parent company (note 2 & 4)	-	441
	40,552	63,726
Commitments and contingencies (note 14)
Term and restructured debt (note 2, 4 & 7)	27,852	14,149
Notes payable to parent company (note 2 & 4)	42,200	41,827
Other liabilities	2,915	3,565
Future income tax liability (note 10)	500	500
Shareholder's equity (note 11)	62,674	61,890
	$176,693	$185,657
See accompanying notes to the consolidated financial statements

ALUMA ENTERPRISES INC.
CONSOLIDATED STATEMENTS OF DEFICIT
(Unaudited)
(thousands of dollars)

	December 31, 2003	December 31, 2002

Deficit, beginning of year	$(24,234)	$(17,866)

Net income (loss) for the year	784	(6,368)

Deficit, end of year	$(23,450)	$(24,234)

See accompanying notes to the consolidated financial statements

ALUMA ENTERPRISES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(thousands of dollars)
	Year ended December 31
	2003	2002

Revenues (note 5b)	$239,436	$228,941
Cost of sales	127,965	111,063
Gross profit	111,471	117,878
Yard, selling and administrative expense	84,063	92,186
Earnings before undernoted items	27,408	25,692
Depreciation and amortization	17,284	19,227
Business restructuring charge and other (note 8)	4,027	5,155
Earnings from operations	6,097	1,310
Interest expense, net (note 2f)	8,065	7,663
Foreign currency translation gain	(3,036)	(794)
Net income (loss) before income taxes	1,068	(5,559)
Provision for current income taxes (note 10)	284	809
Net income (loss) for the year	$784	$(6,368)
See accompanying notes to the consolidated financial statements

ALUMA ENTERPRISES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(thousands of dollars)

	Year ended December 31
	2003	2002

Operating Activities:
Net income (loss) for the year	$784	$(6,368)
Adjustments for non-cash items (note 12a)	13,286	20,718
Net change in non-cash working capital balances (note 12b)	2,918	(709)
Cash flows provided by operating activities	16,988	13,641

Investing Activities:
Purchase of rental equipment	(14,014)	(28,483)
Proceeds from disposal of rental equipment	13,422	13,177
Proceeds from disposal of assets held for sale (note 8c,d)	3,390	-
Purchase of property and equipment	(486)	(966)
Proceeds from disposal of property and equipment	64	269
Other assets	(4,133)	459
Cash flows used in investing activities	(1,757)	(15,544)

Financing Activities:
Decrease in restricted cash	900	-
Increase (decrease) in bank indebtedness	(19,378)	18,014
Increase in long-term debt	13,000	-
Net proceeds from refinancing of capital lease	2,469	-
Other liabilities	(650)	(652)
Issuance of term debt	4,485	-
Repayments of notes payable to parent company	(4,073)	(4,190)
Repayments of term and restructured debt (note 2)	(12,037)	(12,315)
Cash flows provided by (used in) financing activities	(15,284)	857
Net decrease in cash	(53)	(1,046)
Cash, beginning of year	2,973	4,019
Cash, end of year	$2,920	$2,973

Supplementary cash flow information (note 12)

See accompanying notes to the consolidated financial statements

ALUMA ENTERPRISES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003
(Unaudited)
(tabular amounts are in thousands of dollars)

1.	Significant accounting policies

These financial statements present the consolidated results of Aluma Enterprises Inc. (the åCompanyæ) and have been prepared on a going concern basis in accordance with Canadian generally accepted accounting principles. The going concern basis of presentation assumes the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities in the normal course of business.

The significant accounting policies followed in the preparation of these consolidated financial statements are summarized below:

(a)	Principles of consolidation -

The financial statements present on a consolidated basis the results of the Company and all of its subsidiaries, including its principal operating subsidiaries - Aluma Systems Canada Inc. (åAluma Canadaæ), Aluma Systems USA Inc., and Aluma Systems International Inc.

(b)	Inventory -

Inventory is comprised of forming and shoring systems and scaffolding equipment used to fill sales orders, and is recorded at the lower of cost and net realizable value.

(c)	Rental equipment -

Rental equipment is comprised of forming, shoring and scaffolding systems and is recorded at the lower of cost and net realizable value. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, which range between 5 and 15 years. The Company provides for lost and damaged equipment as a charge to yard, selling and administrative expense in the consolidated statements of operations. Proceeds from rental equipment periodically sold and proceeds from amounts recovered from customers for lost and damaged equipment are included in sales revenue in the consolidated statements of operations.

Long-lived assets classified as held for sale are measured at the lower of carrying amount or fair value less cost to sell. A long-lived asset classified as held for sale is not classified as a current asset unless the asset has been sold prior to the date of completion of the financial statements.

(d)	Property and equipment -

Property and equipment are recorded at the lower of cost and net realizable value. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, generally at periods of 10-20 years for buildings, 310 years for computer, operating and office equipment, and the lesser of the term of the lease plus one renewal period or 5 years for leasehold improvements.

ALUMA ENTERPRISES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003
(Unaudited)
(tabular amounts are in thousands of dollars)

1.	Significant accounting policies (continued)

(e) Revenue recognition -

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is probable. The Company generally records three types of revenue: rental, services and sales. For rental equipment leased to a customer under an operating lease, revenue recognition commences when the rental equipment has been shipped, installed and is ready for use. Revenue from operating leases is recognized on a monthly basis over the term of the lease. Revenue from services is recognized based on the services provided. Revenue from equipment sales is recognized upon shipment and transfer of title.

(f)Leases -

Leases are classified as either capital or operating. A lease that transfers to the Company substantially all of the benefits and risks of ownership of the property is accounted for as an acquisition of an asset and the assumption of an obligation at the inception of the lease (i.e. a capital lease). All other leases are accounted for as operating leases wherein rental payments are charged to earnings as incurred.

(g)Foreign currency translation -

The Company’s foreign operations are integrated into the business, and therefore foreign currency amounts and balances are measured using the temporal method of accounting. Using this method, the operations are converted as follows:

•	Monetary assets and liabilities at rates of exchange in effect at the consolidated balance sheet date.
•	Non-monetary assets and liabilities at rates of exchange prevailing at the historic transaction dates.
•	Revenues and expenses at average rates of exchange prevailing during the year.
•	Gains or losses arising on the translation of long-term debt are included in income during the year

(h)	Income taxes -

The Company has adopted the liability method of tax allocation for accounting for income taxes. Under the liability method of income tax allocation, future tax assets and liabilities are determined based on temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using the substantially enacted tax rates and laws that will be in effect when the differences are expected to reverse.

(i)	Use of estimates -

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ALUMA ENTERPRISES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003
(Unaudited)
(tabular amounts are in thousands of dollars)

1. Significant accounting policies (continued)

(j) Restructuring charges -

The Company records restructuring charges or the recognition of a liability for an exit or disposal activity only when the costs are incurred and can be measured at fair value.

(k)	Comparative figures -

Certain of the prior year’s figures have been reclassified to conform to the basis of presentation for 2003.

2. Term and restructured debt

On November 28, 2001, the Company signed the 2001 Amended and Restated Aluma Debt Restructuring Agreement (the å2001 DRAæ) covering the majority of its debt (the åRestructured Debtæ - see note 2b, 2e and 15). The 2001 DRA consolidated and modified previous restructuring agreements, the last of which was signed April 27, 1999.

As part of the 2001 DRA, the Company transferred debt and issued promissory notes (the åPromissory Notesæ) as described in note 2c to Nualt Enterprises Inc. (åNualtæ), the Company’s sole shareholder. The Company also acquired a non-interest bearing payable to Nualt with no set terms of repayment (note 9a).

In September 2002, the Company and the lenders signed an amendment to extend the demand date from March 31, 2003 to December 31, 2004. In April 2004, the Company signed a new debt agreement described in note 4. Based on the new debt refinancing agreement, the Restructured Debt and Promissory Notes are classified as long-term liabilities in these financial statements.

The Company has term debt due to non-related parties. The term debt includes obligations under capital lease and is described in note 2b. Future principal repayments on term debt are summarized in note 2d.

On December 23, 2003, the Company took out a loan of $4,485,000 ($3,470,000 U.S.) and capitalized co-guaranteed debt of an Affiliate in the amount of $7,004,000 ($5,419,000 U.S.) to acquire a mortgage and its securities. Notes 2b(vii), 2b(viii) and 2d describe the loan and co-guaranteed debt terms. Note 7 provides information on the purchase of the mortgage and its securities.

ALUMA ENTERPRISES INC.
NOTES TO CNSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003
(Unaudited)
(tabular amounts are in thousands of dollars)

2.	Term and restructured debt (continued)

	2003	2002
(a) The principal amount of the Restructured Debt is comprised of:

7.5% term loans, against which all assets of the Company are pledged as  collateral.   Monthly blended principal and interest payment of $754,000 in January 2003, a payment of $774,000 in February 2003, followed by payments of $820,000 until December 31, 2004. The term loans are due on demand after December 31, 2004 but will be discharged under the new credit facilities with Wells Fargo Foothill, Inc. (see note 4).

Repayable in Canadian dollars	$5,244	$8,768
Repayable in United States dollars ($3,469,000 U.S., 2002 - $6,399.000 U.S.)	4,484	10,095
(b) The principal amount of the Term debt is comprised of:
i) 7.5% loan obligation, against which certain rental equipment is pledged as collateral. Monthly blended principal and interest payments of $34,360 U.S. until maturity, November 30, 2005. ($186,000 U.S., 2002 - $1,077,000 U.S.)	240	1,700
ii) 7.5% mortgage payable, against which two real estate properties with a total carrying value of $3,461,000 (2002 - $3,639,000) are pledged as collateral. Monthly blended principal and interest payments of $28,633 until maturity, December 31, 2004	2,741	2,847
iii) Canadian bank prime + 1% (averaging 4.7% in 2003) promissory note, against which certain rental equipment with a carrying value of $2,192,000 was pledged as collateral. Monthly blended principal and interest payments of $95,000 until maturity, October 31, 2004 or paid out.	-	226
iv) 11.2% capital lease, against which personal property with a carrying value of $93,000 (2002 - $106,000) is pledged as collateral. Monthly principal and imputed interest payments until June 30, 2006.	62	83
v) 9.0% capital lease. Monthly principal and imputed interest payments until September 30, 2003.	-	770
vi) 12.0% capital lease. Monthly principal and imputed interest payments until April 30, 2005.	1,877	-
vii) 7.5% loan payable, against which four real estate properties with a total carrying value of $3,470,000 U.S. are pledged as collateral, (see note 7). Initial payment of $16,399 in January 2004 and then monthly blended principal and interest payment of $36,636 until maturity, December 31, 2004.	4,485	-
viii) 7.5% co-guaranteed loan obligation with no maturity date and no fixed repayment terms, (see note 7).	7,004	-
ix) Long term debt (see note 3). See note 4 for repayment terms.	13,000	-
	29,409	5,626
	39,137	24,489
Deduct: portion included in current liabilities	11,285	10,340
	27,852	14,149

ALUMA ENTERPRISES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003
(Unaudited)
(tabular amounts are in thousands of dollars)

2.  Term and restructured debt (continued)

(c) The principal amount of the Promissory Notes due to Nualt is comprised of:
i) 10% promissory note of $14,558,000 with no set terms of repayment. The Company expects to make monthly payments that equate to the minimum monthly payments required to be made jointly by Nualt and the Company pursuant to the 2001 DRA for this portion of the debt. Monthly payments of $345,000 for January 2003, $354,000 for February 2003, followed by monthly payments of $374,000 until December 31, 2004.	$6,520	$9,810
ii) 9.5% promissory note of $29,269,000 with no set terms of repayment. Collateral is a specific charge over rental equipment of $33,902,000 (2002 -$34,288,000) and a general charge over all rental equipment. The notes are due on demand after December 31, 2004 but will be discharged under the new credit facilities with Wells Fargo Foothill, Inc. (see note 4).	35,680	32,458
	42,200	42,268
Deduct: portion included in current liabilities	-	441
	$42,200	$41,827

(d)	Principal repayments on Term and Restructured Debt due over the next five years and thereafter are as follows:

	Restructured Debt	Term Debt	Total

2004	$2,500	$8,785	$11,285
2005	6,000	609	6,609
2006	1,228	4,784	6,012
2007	-	6,000	6,000
2008	-	2,227	2,227
Thereafter	-	7,004	7,004

Total	$9,728	$29,409	$39,137

Under the 2001 DRA, the lenders require minimum annual payments of principal and interest as well as additional payments resulting from adjusted cash flow calculations. These minimum payments service the Restructured Debt and the Promissory Notes. Minimum payments for the Company in 2004 are $15,522,000. These amounts will be fully discharged under the new loan agreement with Wells Fargo Foothill Inc (see note 4).

(e)
Due to the significance of the debt as compared with the underlying worth of the company, it is not possible to make a reasonable determination of the discount rates that would apply to liabilities with similar terms and characteristics issued by a company of like economic risk. Accordingly, the Company has determined that it is not possible to make a reasonable determination of fair value for the restructured debt.

Management of the Company has also determined that the fair value of the term debt and the obligations under capital lease are approximately equal to the carrying value.

(f)
Interest expense includes interest on Term and Restructured Debt and the obligations under capital lease of $1,340,000 (2002 - $2,149,000) and interest on the Promissory Notes of $4,005,000 (2002 - $4,076,000).

(g)	The future annual minimum lease payments for the obligations under capital lease included in note 2d are $1,481,000 for 2004, $631,000 for 2005, and $12,000 for 2006.

ALUMA ENTERPRISES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003
(Unaudited)
(tabular amounts are in thousands of dollars)

3. Bank indebtedness (see also note 14)

As of December 31, 2003, the Company has a $14,000,000 (2002 - $18,000,000) demand operating credit facility for working capital purposes. This facility has a registered first ranking floating charge over all assets of the Company and its subsidiaries subject to certain prior-ranking security interests. Interest is charged on this operating credit facility at the rate of Canadian bank prime + 2% (averaging 4.7% in 2003, 6.2% in 2002). At December 31, 2003, the total of outstanding loans in respect of this credit facility was $9,506,000 (2002 - 16,435,000).

As of December 31, 2003, the Company also has a $12,924,000 ($10,000,000 U.S.) demand operating credit facility for working capital purposes. This facility has a registered first ranking floating charge over all assets of the Company and its subsidiaries subject to certain prior-ranking security interests. Interest is charged on this operating credit facility at the U.S. base rate + 2% (averaging 4.6% in 2003, 7.2% in 2002). At December 31, 2003, the total of outstanding loans in respect of this credit facility was $6,216,000 ($4,810,000 U.S.) (2002 - $5,665,000 ($3,591,000 U.S.)).

The amount of these facilities available for loans is reduced by issued and outstanding letters of credit of $7,012,000 (2002 - $10,176,000).

These credit facilities will be assumed by Wells Fargo Foothill, Inc. (åWFFæ) in 2004. See note 4 for details. A portion of the new WFF term debt, amounting to $13,000,000, will be used to pay down the outstanding credit facilities. As such, $13,000,000 of the existing credit facility has been reclassified to long-term debt.

4. New Loan Agreement for 2004

On April 8, 2004, the Company entered into a loan agreement with Wells Fargo Foothill, Inc. (åWFFæ) for credit facilities in the amount of $95,000,000 maturing April 8, 2009.

The credit facilities included in the agreement are as follows:

•	A $30,000,000 term loan repayable in 60 equal principal payments of $500,000 plus interest continuing until maturity.
•	A $35,000,000 ($26,621,000 U.S.) term loan with a term of 5 years. The principal balance is due on the maturity date.
•	An operating facility consisting of a revolving loan and letters of credit, to a maximum of $30,000,000 to be limited by margin calculations on accounts receivable and inventory.

Various interest options are available to the Company for the above credit facilities ranging from U.S. prime plus 1.00% to U.S. LIBOR plus 9.00%. Interest is repayable on a monthly basis. There is a minimum interest rate on the $35,000,000 term loan of 10.25% from April 8, 2004 to June 30, 2004, 9.25% from July 1, 2004 to September 30, 2004 and 8.25% thereafter.

There are general security agreements in which the Company has pledged all of its assets with the exception of any real estate assets and specifically pledged equipment as collateral.

The new debt agreement requires the Company to meet specific financial ratios. In addition, the credit facilities contain covenants including limitations on new borrowings, purchase and disposal of assets and investments, as well as a restriction on change of control.

Upon receipt of these funds, $52,000,000 of the above term loans will be used to discharge the restructured debt amounting to $9,728,000, the promissory note due to Nualt in the amount of $42,200,000, with the residual being applied to the non-interest bearing payable due to Nualt. The current operating facility in the amount of $15,722,000 will be assumed by WFF.

ALUMA ENTERPRISES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003 (Unaudited)
(tabular amounts are in thousands of dollars)
5.	Rental equipment

(a)	Cost	Accumulated depreciation and amortization	Net book value

2003
	$ 205,241	$ 82,232	$ 123,009
2002
	$ 206,093	$ 75,239	$ 130,854

(b) Revenues include rental revenue of $89,367,000 in 2003 ($99,548,000 in 2002).

6. Property and equipment
		Accumulated depreciation and amortization

			Net book value
	Cost
	2003
Land	$2,204	$-	$2,204
Buildings	2,101	911	1,190
Buildings under capital lease	112	26	86
Leasehold improvements	2,118	791	1,327
Computer, operating and office equipment	15,236	14,096	1,140
	$21,771	$15,824	$5,947
	2002
Land	$2,204	$-	$2,204
Buildings	2,101	731	1,370
Buildings under capital lease	112	15	97
Leasehold improvements	2,033	615	1,418
Computer, operating and office equipment	14,999	13,645	1,354
	$21,449	$15,006	$6,443

ALUMA ENTERPRISES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003
(Unaudited)
(tabular amounts are in thousands of dollars)

7.	Other assets (non-interest bearing)

	2003	2002
Notes receivable from Aluma Participacoes Ltda. (Brazil) - at cost	$305	$657
Loan receivable from Affiliate - see below	4,485	-
Long-term trade receivables	1,119	2,021
Escrow deposits	-	761
	$5,909	$3,439

In 2002, the Company had a restructuring provision of $8,515,000 ($5,398,000 U.S.) representing the difference between an Affiliate’s outstanding obligation in default that the Company had co-guaranteed, and the market value of the properties securing the obligation. In December 2003, the Company initiated a plan to obtain the four properties that secure the majority of the obligation in default from this Affiliate. As part of this plan, on December 23, 2003, the Company borrowed $4,485,000 ($3,470,000 U.S.) from a third party and used these funds to purchase certain loans receivable and related securities which includes mortgages on these properties. Note 2b(vii) describes the terms of this loan. The Company intends to acquire title to these properties in 2004.

The Company continues to co-guarantee $7,004,000 ($5,419,000 U.S.) with Nualt and TDZ Holdings Inc., an Affiliate, representing the difference between the face value of the loan receivables outstanding plus interest held by the seller of $11,489,000 ($8,889,000 U.S.) and the purchase price of $4,485,000 ($3,470,000 U.S.).

As a result of this transaction, the co-guaranteed amount of $7,004,000 ($5,419,000 U.S.) has been reclassified to long-term debt as described in note 2 and 2b(viii). In previous years, this amount which was $8,515,000 ($5,398,000 U.S.) in 2002 was included as part of the business restructuring provision (see note 8).

8.	Business restructuring provisions and expenses

As a result of efforts to increase profitability, the Company initiated business restructurings in the last few years and recorded expenses and provisions outlined below for the associated costs.

(a)	In 2003, the Company initiated a program to reduce expenses to match forecast reduction in rental revenue and incurred severance and other costs of $317,000.

(b)	Professional fees and other costs of $1,495,000 were incurred for costs related to various debt restructuring activities (2002 - $1,583,000).

(c)
In January 2003, the Company entered into an agreement with a third party to sell its western U.S. commercial scaffolding line of business. The Company recorded restructuring expenses of $1,070,000 ($761,000 U.S.) in 2003 and a write-down of the equipment of $727,000 ($465,000 U.S.) in 2002.

(d)	In April 2003, the Company sold its Swingstage business to a third party. The Company recorded restructuring expenses of $137,000 in 2003 and a write-down of the equipment of $727,000 in 2002.

(e)	As part of the 2002 initiative to consolidate its western U.S. operations, the Company recorded a restructuring charge of $314,000 for re-location and severance costs during 2003 (2002 - $331,000).

ALUMA ENTERPRISES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003
(Unaudited)
(tabular amounts are in thousands of dollars)

8.	Business restructuring provisions and other (continued)

(f)
In 2003, as part of a plan to acquire the four properties from an Affiliate (see note 7), the Company recorded a restructuring charge of $619,000 ($479,000 U.S.) for additional interest and legal fees in connection with the outstanding obligation. As discussed in note 7, the Company has purchased the outstanding obligation with borrowed funds it has recorded as debt and reduced the business restructuring provision accordingly.

(g)
During 2001, management undertook a reorganization of the U.S. operations, and a move to a country manager organization, which lead to a reorganization of the special projects and business development functions. The Company estimated that this restructuring would cost $2,474,000 for re-location and severance costs and recorded a provision for this amount. The 2001 business restructuring provision was decreased by $272,000 at the end of 2003, based on the estimated remaining obligation. At December 31, 2003, the balance in the 2001 business restructuring provision was $424,000 (2002 - $821,000).

(h)	Costs of $150,000 added to the business restructuring provision during 2000 remain at December 31, 2003.

(i)
In 1998, the Company incurred restructuring expenses in restructuring its international operations. In 2003, the Company incurred an additional $75,000 for final settlement costs of one employee. At December 31, 2003, the balance in this restructuring provision was $55,000 (2002 - $nil).

9.	Related Party Transactions

The Company conducts business transactions with related parties. Related parties include Nualt and enterprises controlled by shareholders with significant influence over Nualt (collectively the åAffiliatesæ). The amounts due to/from related parties and particulars of the transactions during the year in addition to amounts disclosed in note 2c are as follows:

(a) Amounts due to/from related parties -

	2003	2002
Trade accounts payable to Affiliates	$101	$374
Non-interest bearing payable to Nualt	3,215	3,215
	$3,316	$3,589

	2003	2002
Rent, management fees and legal fees charged by Affiliates	$1,752	$1,880
Interest charged by Nualt	4,005	4,076

Costs are charged to the Company on the basis of costs incurred by the related parties in respect of such services. The interest charged by Nualt is on the Promissory Notes issued on November 28, 2001 (see note 2c). Upon receipt of the funds from WFF, a portion of the non-interest bearing note payable will be repaid (see note 4).

ALUMA ENTERPRISES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003 (Unaudited)
(tabular amounts are in thousands of dollars)
10. Income taxes
(a) The Company’s current income tax provision is calculated as follows:
	2003	2002
Income (loss) before income taxes	$1,068	$(5,559)

Combined basic Canadian federal and provincial income tax rates	37.50%	42.50%
Payable (recovery) based on combined federal and provincial income tax rates	400	(2,363)
Recognition of previously unrecognized tax losses carried forward	(19,151)	(3,641)
Reduction in income tax recovery resulting from benefit of tax losses not recognized	18,751	6,004
Large corporations taxes, alternative minimum taxes and other	284	809
	$284	$809
(b) The tax effect of significant temporary differences is as follows:
	2003	2002
Rental equipment and fixed assets	$29,267	$33,375
Future income tax liabilities	29,267	$33,375
Tax loss carryforwards	93,345	$109,023
Debt financing	443	525
Business restructuring provision	4,129	8,134
Future income tax assets before valuation allowance	97,917	117,682
Valuation allowance	(69,150)	(84,807)
Future income tax assets	28,767	32,875
Net future income tax liabilities	$500	$500

ALUMA ENTERPRISES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003
(Unaudited)
(tabular amounts are in thousands of dollars)

10.	Income taxes (continued)

(c)
The Company and its subsidiaries have accumulated income tax losses available which can be applied against future taxable income. The losses (in Canadian dollars) due to expire over the next five years and thereafter are as follows:

	U.S.A.	Canada
2004	$5,783	$5,293
2005	26,153	4,357
2006	20,545	8,106
2007	32,718	2,597
2008	16,910	8,419
Thereafter	96,142	15,671
Total	$198,251	$44,443

11.	Shareholder’s equity

	2003	2002
Share capital
Authorized - Unlimited common shares with no par value Issued -10,000 common shares	$86,124	$86,124
Deficit	$(23,450)	(24,234)
	$62,674	$61,890

12.	Supplementary cash flow information

(a) Adjustments for non-cash items:

	2003	2002
Depreciation and amortization	$17,284	$19,227
Gain on sale of rental equipment	(7,887)	(5,964)
Writedown of other assets	1,663	-
Increase (decrease) in business restructuring provision	(836)	1,954
Foreign exchange gain on restructuring provision	(1,018)	(78)
Foreign exchange gain on debt	(1,762)	(183)
Foreign exchange loss (gain) on assets held for sale	347	(717)
Interest accrued in notes payable to parent company	4,005	4,076
Charges accrued in term and restructured debt	1,490	2,403
	$13,286	$20,718

ALUMA ENTERPRISES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003
(Unaudited)
(tabular amounts are in thousands of dollars)

12.	Supplementary cash flow information (continued)

(b) Net change in non-cash working capital balances:

	2003	2002
Trade and other accounts receivable	$(3,343)	$5,660
Inventory	1,053	(316)
Prepaid expenses and deposits	650	(625)
Due to related parties	(273)	26
Trade accounts payable and accrued liabilities	4,831	(5,454)
	$2,918	$(709)

(c)	Cash income taxes refunded net of cash income taxes paid during the year amounted to $126,000 (2002 - $114,000 net income taxes paid).

(d)	Cash interest paid during the year amounted to $4,686,000 (2002 - $4,457,000).

(e)	During 2003, the Company entered into a transaction resulting in a transfer of $7,004,000 ($5,419,000 U.S.) from the business restructuring provision to term debt (see notes 2 and 7).

13.	Financial instruments
(a)  Fair value -

Financial instruments are contracts that may give rise to both financial assets and financial liabilities. In these financial statements, these include cash, restricted cash, trade and other accounts receivable and payable, bank indebtedness, accrued liabilities, amounts due to and from related parties, current, term and restructured debt, and guarantees. The carrying value of these items approximates fair value unless otherwise indicated.

(b)	Credit risk -

The Company is subject to risk of non-payment of accounts receivable. The Company, in the normal course of business, continuously monitors the financial condition of its customers and reviews the credit history of each new customer. At December 31, 2003, no customer balance represents a significant portion of the Company’s consolidated trade receivables. The Company establishes an allowance for doubtful accounts that corresponds to the specific credit risk of its customers, historical trends and other information on the state of the economy.

In addition, the Company believes that the geographic diversity of its customer base is instrumental in reducing its credit risk, as well as the impact on the Company of fluctuations in local market demand. The Company does not believe that it is exposed to an unusual level of customer credit risk.

(c)	Foreign exchange risk -

Through its operating subsidiaries, the Company undertakes sales and purchase transactions in foreign currencies, and therefore is subject to gains and losses due to fluctuations in foreign currencies.

ALUMA ENTERPRISES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003
(Unaudited)
(tabular amounts are in thousands of dollars)

14.	Commitments and contingencies

(a)
The Company is committed under operating lease agreements to future annual rental payments. The minimum annual amounts in Canadian dollars, with U.S. dollar leases translated at current rates of exchange are as follows:

	Due to Affiliates	Due to others	Total
2004	$1,105	$4,495	$5,600
2005	896	3,660	4,556
2006	896	2,193	3,089
2007	896	1,131	2,027
2008	896	488	1,384
T hereafter	5,898	1,245	7,143
	$10,587	$13,212	$23,799

(b)
The Company has guaranteed Nualt’s debt obligations of $196,833,000 plus applicable interest (2002 - $210,033,000). The Company began making certain payments on these debt obligations in 2001 and has continued to make payments as described in note 2. During 2003, a total of $4,073,000 (2002 - $4,190,000) in debt payments was made on behalf of Nualt. These payments were applied to the balance of the Promissory Notes (see note 2c). On April 8, 2004, this debt obligation was reduced to $156,730,000 plus applicable interest with a payment from the proceeds of the new credit facilities with WFF (see note 4).

(c)
The Company is contingently liable for $7,012,000 (2002 - $10,176,000) in letters of credit and for $399,000 ($309,000 U.S.) in document collection orders issued in the normal course of business (see note 3).

(d)
The Company is contingently liable with respect to litigation and claims, which arise from time to time in the normal course of business. In the opinion of management, any liabilities that may arise from such contingencies are being adequately reserved and would not have a significant adverse effect on the consolidated financial statements of the Company. The amount of the final settlement of these claims is subject to future events including negotiations with the claimants and decisions arising out of court proceedings, and could be materially different than the estimate provided in these financial statements.

(e)
From time to time, the Company enters into buy back agreements with customers. Should the customers exercise their options, the Company would be committed to spend a maximum of $1,736,000 in 2004, $975,000 in 2005, and $13,000 in 2006 to buy back rental equipment.